UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2025

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On January 22, 2025, U.S. Energy Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Representative”), as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the previously announced underwritten offering of 4,236,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), at a price to the public of $2.65 per share (such offering, the “Offering”).

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 635,400 additional shares of Common Stock (the “Option”), which was exercised in full on January 25, 2025.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”).

Under the terms of the Underwriting Agreement, the Company and the Company’s directors and executive officers and their affiliates, also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the Representative, subject to certain exceptions (including the Sage Road Purchase, discussed below), for 60 days after the date of the final prospectus supplement relating to the Offering.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-267286) (the “Registration Statement”) that was filed with the SEC on September 2, 2022 and declared effective by the SEC on September 15, 2022, including the prospectus forming a part of the Registration Statement, and a final prospectus supplement, which was filed with the SEC on January 22, 2025, pursuant to Rule 424(b) under the Securities Act.

The sale of 4,871,400 shares of Common Stock (including the full 635,400 Option) in connection with the Offering, is expected to close on January 23, 2025. The Company intends to use the approximately $12.1 million of net proceeds from the Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, for the development of its recent acquisition in Montana, general corporate purposes, and working capital, or for other purposes that our board of directors, in their good faith, deems to be in the best interest of the Company. Additionally, management has the ability, pursuant to the terms of the Underwriting Agreement, to use up to the entire amount of proceeds from the Option exercise to purchase shares of Common Stock from Sage Road Capital, LLC (a current shareholder of the Company whose co-manager is Joshua L. Batchelor, a member of the Board of Directors of the Company) or its affiliates at a price up to the public offering price of the Offering, less underwriting discounts.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of The Loev Law Firm, PC relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Common Stock, nor shall there be any offer, solicitation or sale of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01         Regulation FD Disclosure.

On January 22, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information above is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated January 22, 2025, by and between U.S. Energy Corp. and Roth Capital Partners, LLC
5.1	Opinion of The Loev Law Firm, PC
23.1	Consent of The Loev Law Firm, PC (included as part of Exhibit 5.1 hereto).
99.1	Press release dated January 22, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated: January 23, 2025